As filed with the Securities and Exchange Commission on July 22, 2016
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	91-1761992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 400 San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Pixelworks, Inc. Amended and Restated 2006 Stock Incentive Plan
(Full title of the plan)

Todd A. DeBonis
President and Chief Executive Officer
Pixelworks, Inc.
224 Airport Parkway, Suite 400
San Jose, California 95110
(Name and address of agent for service)

(408) 200-9200
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (2)
Common Stock, $0.001 par value per share	1,200,000 shares	$2.13	$2,556,000	$257.39
(1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this registration statement also covers any additional securities that may be offered or become issuable under the Amended and Restated 2006 Stock Incentive Plan in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the common stock on July 21, 2016, as quoted on the NASDAQ Global Market.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

Explanatory Note

This Registration Statement is being filed by Pixelworks, Inc. (the “Registrant”) relating to 1,200,000 shares of its common stock, $0.001 par value per share (the “Common Stock”) issuable to eligible individuals under the Registrant’s Amended and Restated 2006 Stock Incentive Plan (the “Plan”), such shares which are in addition to the (a) 4,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on August 11, 2006 (File No. 333-136553), (b) 1,000,000  shares of Common Stock registered on the Registrant’s Form S-8 filed on August 11, 2008 (File No. 333-152945), (c) 1,150,000  shares of Common Stock registered on the Registrant’s Form S-8 filed on August 6, 2009 (File No. 333-161125), (d) 1,000,000  shares of Common Stock registered on the Registrant’s Form S-8 filed on July 16, 2010 (File No. 333-168175), (e) 1,000,000  shares of Common Stock registered on the Registrant’s Form S-8 filed on July 16, 2012 (File No. 333-182701), (f) 1,000,000  shares of Common Stock registered on the Registrant’s Form S-8 filed on July 19, 2013 (File No. 333-190037), (g) 1,000,000 shares of Common Stock registered on the Registrant's Form S-8 filed on July 25, 2014 (File No. 333-197644), and (h) 2,000,000 shares of Common Stock registered on the Registrant's Form S-8 filed on July 24, 2015 (File No. 333-205856),(collectively the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with Instruction E to Form S-8 regarding the registration of additional securities.  Accordingly, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants of the plan as specified by Securities Act Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.
The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 2015, filed with the Commission on March 9, 2016;

(b)	The Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2016, filed with the Commission on May 6, 2016;

(c)	The Registrant's Current Reports on Form 8-K as filed with the Commission on May 13, 2016;

(d)	The Registrant's Current Report on Form 8-K as filed with the Commission on April 28, 2016 (solely with respect to Item 5.02);

(e)	The Registrant's Current Report on Form 8-K as filed with the Commission on April 7, 2016;

(f)	The Registrant's Current Report on Form 8-K as filed with the Commission on February 2, 2016 (solely with respect to Item 5.02 and Exhibits 10.1, 10.2 and 10.3); and

(g)
The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on April 10, 2000, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
5.1	Opinion of Alto Law Group LLP as to the legality of the securities being registered
23.1	Consent of Alto Law Group LLP (included in legal opinion filed as Exhibit 5.1)
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 22, 2016.
PIXELWORKS, INC.

By:	/s/ Todd A. DeBonis
Todd A. DeBonis
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Todd A. DeBonis and Steven L. Moore, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd A. DeBonis	President, Chief Executive Officer (Principal Executive Officer) and Director
Todd A. DeBonis		July 22, 2016

/s/ Steven L. Moore	Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Accounting and Financial Officer)
Steven L. Moore		July 22, 2016

/s/ Richard L. Sanquini	Chairman of the Board
Richard L. Sanquini		July 22, 2016

/s/ Stephen L. Domenik	Director
Stephen L. Domenik		July 22, 2016

/s/ C. Scott Gibson	Director
C. Scott Gibson		July 22, 2016

/s/ Daniel J. Heneghan	Director
Daniel J. Heneghan		July 22, 2016

/s/ David J. Tupman	Director
David J. Tupman		July 22, 2016

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Alto Law Group LLP as to the legality of the securities being registered
23.1	Consent of Alto Law Group LLP (included in legal opinion filed as Exhibit 5.1)
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).